Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of DeFi Development Corp. of our report dated March 30, 2026, relating to the consolidated financial statements of DeFi Development Corp. appearing in the Annual Report on Form 10-K of DeFi Development Corp. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
April 17, 2026